UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 2, 2007

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 32nd Avenue, Lachine, Quebec, Canada	H8T 3J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 635-7000

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2004, Thomas Equipment, Inc. (the “Company”), and it’s wholly-owed subsidiary, Thomas Ventures, Inc. (“Ventures”) entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. On May 2, 2007, the Company, Ventures and Laurus amended certain terms of the original agreements to provide for additional non-convertible secured term notes in the principal amount of $4,000,000 and $2,000,000. The net proceeds of the loans were placed into a restricted account pursuant to an agreement between the Company, Laurus and the bank. The $2,000,000 term loan matures on May 2, 2009, and the $4,000,000 term loan matures on May 2, 2008, at which time each is payable in full. The Company and Ventures may prepay the Notes with seven days written notice by paying the holder an amount equal to 105% of the outstanding principal and all outstanding unpaid interest. The term loan bears interest at the prime rate plus 2% but in no event less than 9% per annum which is payable monthly in arrears commencing June 1, 2007. In addition, the Company issued a common stock purchase warrant to Laurus, exercisable to purchase 562,998,132 shares of common stock for a period of ten years at an exercise price of $0.01 per share. The Company granted registration rights to Laurus for the shares underlying the warrant. The Company is obligated to file a registration statement with the Securities and Exchange Commission by October 24, 2007 and have such registration statement declared effective by December 24, 2007. In the event the Company does not meet the filing or effectiveness deadline, it is obligated to pay Laurus liquidated damages in the amount of 1% of the principal of the note for each 30 days of delay, not to exceed 10%. In connection therewith the Company also paid Laurus a management fee of $210,000.

Concurrently with the above transaction, Tcomt, Inc., a wholly-owned subsidiary of Ventures (“Tcomt”), granted Laurus a right to purchase 50 shares of Tcomt common stock. The warrant has a term of ten years and an exercise price of $0.01 per share. There are currently 200 shares of Tcomt common stock outstanding. Tcomt granted registration rights to Laurus for the shares underlying the warrant. Tcomt is obligated to file a registration statement with the Securities and Exchange Commission within 30 days after Tcomt files or is required to file reports required by Section 13 of the Securities Exchange Act of 1934. Tcomt is required to have such registration statement declared effective within 120 days after the filing deadline. In the event Tcomt does not meet the filing or effectiveness deadline, it is obligated to pay Laurus liquidated damages in the amount of 1% of the principal of the note for each 30 days of delay, not to exceed 10%. Tcomt, Ventures and Laurus also entered into an agreement pursuant to which upon the exercise of the Tcomt warrant, the parties will enter into a mutually agreeable shareholders’ agreement.

On May 2, 2007, Thomas, Ventures and Laurus entered into an additional agreement pursuant to which registration rights agreements entered into between the parties on November 8, 2006 and January 11, 2007 were amended. In particular, the filing and effectiveness dates for the subject registration statements were amended to October 24, 2007 and December 24, 2007, respectively. Laurus also waived any liquidated damages that it would have been entitled to with respect to registration defaults prior to the date of this agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
4.1	Amendment to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of May 2, 2007

4.2	Secured Non-Convertible Term Note in the amount of $2,000,000 issued to Laurus Master Fund, Ltd., dated May 2, 2007.

4.3	Secured Non-Convertible Term Note in the amount of $4,000,000 issued to Laurus Master Fund, Ltd., dated May 2, 2007.

4.4	Common Stock Purchase Warrant issued by Thomas Equipment, Inc. to Laurus Master Fund, Ltd., dated as of May 2, 2007

4.5	Registration Rights Agreement dated as of May 2, 2007, between Thomas Equipment, Inc. and Laurus Master Fund, Ltd.

4.6	Agreement by and among Thomas Ventures, Inc., Tcomt, Inc. and Laurus Master Fund, Ltd., dated as of May 2, 2007

4.7	Amendment Agreement by and among Thomas Equipment, Inc., Thomas Ventures, Inc. and Laurus Master Fund, Ltd., dated as of May 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: June 27, 2007	/s/ MICHAEL S. LUTHER
Michael S. Luther, Chief Executive Officer